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                                                                      EX-99.d.12

                                                      AMENDMENT #2 TO SCHEDULE A

PORTFOLIOS OF BRINSON RELATIONSHIP FUNDS


Brinson High Yield Fund
Brinson Defensive High Yield Fund
Brinson Securitized U.S. Mortgage Fund
DSI Enhanced S&P 500 Fund

This Amendment has been agreed to as of this 28th day of August, 2001 by the undersigned.


         BRINSON RELATIONSHIP FUNDS

                  By:      /s/ Brian M. Storms
                           -----------------------------------
                           Brian M. Storms

                           Title:   President
                                    --------------------------


         BRINSON PARTNERS, INC.

                  By:      /s/ Benjamin F. Lenhardt, Jr.
                           -----------------------------------
                           Benjamin F. Lenhardt, Jr.

                           Title:   President and CEO
                                    --------------------------

         BRINSON PARTNERS, INC.

                  By:      /s/ Mark F. Kemper
                           -----------------------------------
                           Mark F. Kemper

                           Title:   Secretary
                                    --------------------------